EXHIBIT 5.1

יגאל ארנון ושות' עורכי דין ונוטריון YIGAL ARNON & CO. ADVOCATES AND NOTARY
Yigal Arnon
Dror Vigdor
Rami Kook
Paul H. Baris
Nira Kuritzky
Amalia Meshi
Amnon Lorch
Eran Ilan
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir
Orly Tsioni
Mordehai Baicz
Barak Platt
Harry Kirsh
Benjamin Horef
Asaf Eylon
Daniel Marcovic
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Yair Benjamini
Vered Eitani
Michal Sagmon
Rafi Etinger
Yaffit Adar
Limor Gal
Mika Banki
Yoheved Novogroder
Odelia Sidi
Yuval Bargil
Shira Lahat
Yair Livneh
Eli Maymon
Galit Dayagi
Eliran Furman
David Roness
Daniel Green
Adam Spruch
Maya Calev
Shai Reicher
Aaron Jaffe
Orit Malka
Idan Azaraty
Michal Fuchs
Hanital Belinson
Oren Roth
Ishai Itsikovich
Avinoam Gottlieb
Noa Afik
Tal Lecker
Amir Assali
Tal Havkin
Ido Chitman
Hila Roth
Nadav Adler
Michal Raveh
Yoav Fogel
Aner Hefetz
David Akrish
Nir Rosner
Maya Bahar
Nirit Levy
Sharon Ramon
Ezra Gross
Assaf Mesica
Guy Fuhrer
Shani Rapaport
Keren Lavyad
Itai Feiglin
Keren Tal
Liron Hacohen
Eli Greenbaum
Asaf Rimon
Shachar Cohain
Avigail Frisch
Lior Gelbard
Yael Rosen
Daphna Livneh
Tal Siman-Tov
Margarita Feigin
Eyal Yacoby
Dana Ofer
Tamar Gilboa
Yael Hoefler
Eyal Ben Itzhak
Nimrod Vromen
Gil Livne
Yulia Lazbin

	Jerusalem Ref.	November 19, 2009 9285

Rosetta Genomics Ltd.
10 Plaut Street, Science Park
Rehovot 76706 POB 4059
Israel

Ladies and Gentlemen:

We have acted as Israeli counsel to Rosetta Genomics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3, File No. 333-163063 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to an $75,000,000 aggregate amount of any or all of the following securities (the “Securities”):

(i)	ordinary shares, par value NIS 0.01 per share of the Company (the “Ordinary Shares”);
(ii)
debt securities, in one or more series (the “Debt Securities”), which may be senior notes or subordinated notes and may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between the Company and a trustee to be selected by the Company, in substantially the forms of the exhibits to the Registration Statement as each such indenture may be amended or supplemented from time to time (each, an “Indenture”);

(iii)
warrants to purchase Ordinary Shares and/or Debt Securities (the “Warrants”), which may be issued under warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”); and

(iv)
units comprised of one or more of Ordinary Shares, Debt Securities and/or Warrants for the purchase of Ordinary Shares and/or Debt Securities in any combination (the “Units”), which may be issued under unit agreements, to be dated on or about the date of the first issuance of the applicable Units thereunder, by and between the Company and a unit agent to be selected by the Company (each, a “Unit Agreement”).

Jerusalem: 22 J. Rivlin Street, Jerusalem 94240 Tel. (+972) 2-623-9200    Fax. (+972) 2-623-9236
Tel Aviv:    1 Azrieli Center, Tel Aviv 67021    Tel. (+972) 3-608-7777   Fax. (+972) 3-608-7724
www.arnon.co.il     info@arnon.co.il

YIGAL ARNON & CO.	- 2 -	יגאל ארנון ושות'

In connection herewith, we have examined and relied without investigation as to matters of fact upon the Registration Statement and the exhibits thereto, including the forms of Indenture, and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies.

We also have assumed that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will be the valid and legally binding obligation of the applicable Trustee, enforceable against such party in accordance with its terms; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (3) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the applicable unit agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, authentication, issuance and delivery of each series of Debt Securities, the related Indenture will have been duly authorized, executed and delivered by the Company and the applicable Trustee; (2) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company and the Warrant Agent; (3) at the time of execution, issuance and delivery of the Units, the Unit Agreement will have been duly authorized, executed and delivered by the Company and the applicable unit agent; and (4) at the time of the issuance and sale of any of the Securities, the terms of the Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Securities Act, we are of the opinion that:

1.
With respect to the Ordinary Shares, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, including the specific authorization for issuance by the Company’s Board of Directors or an authorized committee thereof (the “Authorizing Resolutions”), (ii)  the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Ordinary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Ordinary Shares are to be sold pursuant to a purchase, underwriting or similar agreement (an “Underwriting Agreement”), such Underwriting Agreement with respect to the applicable Ordinary Shares in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the sale of the Ordinary Shares have been duly established in conformity with the Company’s then operative Articles of Association and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) the Ordinary Shares have been issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (vii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Ordinary Shares will be validly issued, fully paid and non-assessable.

YIGAL ARNON & CO.	- 3 -	יגאל ארנון ושות'

2.
With respect to the Debt Securities, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Debt Securities, the terms of the offering thereof and related matters, including the specific authorization for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) an appropriate Prospectus Supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iv) if the applicable Debt Securities are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Debt Securities in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vi) such Debt Securities have been duly executed and authenticated in accordance with the Indenture, and issued and sold as contemplated in the Registration Statement and the prospectus included therein, (vii) the Indenture relating to the Debt Securities has been qualified under the Trust Indenture Act of 1939, as amended, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, such Debt Securities will constitute valid and legally binding obligations of the Company.

3.
With respect to the Warrants, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Warrants, the terms of the offering thereof and related matters, including specific authorization for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Warrant Agreement relating to the Warrants has been duly authorized, executed, and delivered, (iv) an appropriate Prospectus Supplement with respect to the applicable Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Warrants are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Warrants in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Warrants will constitute valid and legally binding obligations of the Company.

YIGAL ARNON & CO.	- 4 -	יגאל ארנון ושות'

4.
With respect to the Units, when (i) all necessary corporate action has been taken to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, including specific authorization for issuance by the Authorizing Resolutions, (ii) the Registration Statement, as finally amended (including all post-effective amendments), has become effective under the Securities Act, (iii) the Unit Agreement relating to the Units has been duly authorized, executed, and delivered, (iv) an appropriate Prospectus Supplement with respect to the applicable Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (v) if the applicable Units are to be sold pursuant to an Underwriting Agreement, such Underwriting Agreement with respect to the applicable Units in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Form 6-K, has been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (vii) the Units have been duly executed and countersigned in accordance with the Unit Agreement and issued and sold as contemplated by the Registration Statement and the prospectus included therein, and (viii) the Company has received the consideration provided for in the Authorizing Resolutions and, if applicable, the Underwriting Agreement, the Units will be validly issued and will entitle the holders thereof to the rights specified under the Unit Agreements.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)               We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

YIGAL ARNON & CO.	- 5 -	יגאל ארנון ושות'

(b)           You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

(c)           The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of any Debt Securities may affect the ability to collect any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

(d)           We have relied as to certain matters on information obtained from public officials, officers of the Company, and other sources believed by us to be responsible. With respect to our opinion as to the Ordinary Shares, we have assumed that, at the time of issuance and sale, a sufficient number of Ordinary Shares are authorized and available for issuance and that the consideration for the issuance and sale of the Ordinary Shares (Debt Securities convertible into Ordinary Shares or Warrants exercisable for Ordinary Shares) is in an amount that is not less than the nominal value of the Ordinary Shares. We have also assumed that any Warrants and Units offered under the Registration Statement, and the related Warrant Agreement and Unit Agreement, as applicable, will be executed in the forms to be filed as exhibits to the Registration Statement or incorporated by reference therein. We have not independently verified any of the foregoing assumptions.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

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YIGAL ARNON & CO.	- 6 -	יגאל ארנון ושות'

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Yigal Arnon & Co.